UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2026

Commission File Number 000-53461

HIGH WIRE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	81-5055489
(State or other jurisdiction of incorporation)	(IRS Employer Identification ID No.)

3 Columbus Circle, Floor 15, New York, NY 10019

(Address of principal executive offices)

(800) 434-1012

(Registrant’s telephone number, including area code)

30 North Lincoln Street Batavia, IL 60510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Exchange Agreement

On March 3, 2026, High Wire Networks, Inc., a Nevada corporation (the “Company”), entered into a Securities Exchange Agreement (the “Agreement”) with Thoth Aerospace Inc., a New York corporation (“Thoth”), Dennis O’Leary, the sole shareholder of Thoth (the “Selling Shareholder”), and Mark W. Porter, the Company’s sole officer and director and a holder of shares of the Company’s Series B Preferred Stock.

Pursuant to the Agreement, at the closing on March 3, 2026 (the “Closing”), the Selling Shareholder transferred all of the issued and outstanding securities of Thoth to the Company in exchange for the issuance by the Company of 16,597,353 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), representing 80% of the issued and outstanding capital stock of the Company on a fully diluted basis immediately after the Closing. In addition, at the Closing, Mark W. Porter sold 1,000 shares of the Company’s Series B Preferred Stock to the Selling Shareholder for $1.00.

The number of shares of Common Stock issued to the Selling Shareholder was calculated pursuant to the following formula: Shares = (Target Percentage × Total Outstanding Shares) ÷ (1 - Target Percentage), where Target Percentage equals 80% and Total Outstanding Shares means all issued and outstanding shares of Common Stock plus all shares issuable upon exercise or conversion of options, warrants, convertible securities and other rights, whether or not then exercisable or vested, on a fully diluted basis immediately prior to the issuance of the shares to the Selling Shareholder.

The Agreement contains customary representations and warranties by the parties, including representations and warranties by the Company regarding its organization, capitalization, authority, compliance with laws, absence of material litigation, and the accuracy of its SEC filings, and representations and warranties by Thoth regarding its organization, capitalization, authority, compliance with laws, financial statements, and absence of material litigation. Each party’s representations and warranties are subject to exceptions disclosed in the applicable disclosure letter.

The Agreement also contains covenants of the Company (unless waived), including that from the date of the Agreement through the Closing, the Company would operate its business in the ordinary course, preserve business relationships, maintain DTC eligibility for its Common Stock, and refrain from specified actions (including issuing securities, incurring material indebtedness, or disposing of material assets) without the consent of Thoth. The Agreement includes anti-dilution protections prohibiting the Company from issuing securities or taking other dilutive actions prior to Closing without Thoth’s consent.

The Closing was subject to customary closing conditions (unless waived), including the accuracy of the parties’ representations and warranties, compliance with covenants, absence of any material adverse effect with respect to the Company, delivery of closing deliverables, evidence that the Company’s Common Stock is DTC-eligible, absence of any pending governmental action preventing the transaction, and execution of a global settlement and mutual release agreement between the Company and Mark W. Porter.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Global Settlement and Mutual Release Agreement

On March 3, 2026, in connection with the transactions contemplated by the Agreement, the Company, Thoth, the Selling Shareholder, and Mark W. Porter entered into a Global Settlement and Mutual Release Agreement (the “Settlement Agreement”).

Pursuant to the Settlement Agreement, the Company agreed to pay Mark W. Porter an aggregate settlement amount of $150,000 in full and final settlement of all amounts claimed to be owed by the Company to Mr. Porter, including amounts under certain promissory notes, unpaid compensation, and other claims. The settlement amount is payable in installments equal to 5% of the gross proceeds received by the Company from each draw under a post-Closing registered equity line of credit, if and when such draws occur, until the settlement amount is paid in full.

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Upon execution of the Settlement Agreement, all promissory notes and related instruments held by Mr. Porter were deemed satisfied, cancelled, and extinguished in full. The Settlement Agreement contains mutual releases, with Mr. Porter releasing the Company, Thoth, and the Selling Shareholder from all claims arising on or before the effective date, and the Company, Thoth, and the Selling Shareholder releasing Mr. Porter from all claims arising prior to the Closing, subject to customary carve-outs for fraud, intentional misrepresentation, willful misconduct, criminal conduct, and certain other matters.

The Settlement Agreement was a condition to the Closing of the transactions contemplated by the Agreement.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 3, 2026, the Company completed the acquisition of all of the issued and outstanding securities of Thoth pursuant to the Agreement described in Item 1.01 above, which description is incorporated herein by reference. As a result of the transaction, Thoth became a wholly-owned subsidiary of the Company.

Thoth is a New York corporation. The authorized capitalization of Thoth consists of 1,000,000 shares of common stock, 1,000,000 of which were issued and outstanding prior to the transaction. Prior to the transaction, all of the issued and outstanding securities of Thoth were held by the Selling Shareholder.

The aggregate consideration paid by the Company for the Thoth securities consisted of the issuance of 16,597,353 shares of Common Stock to the Selling Shareholder, representing 80% of the issued and outstanding capital stock of the Company on a fully diluted basis immediately after the Closing.

Thoth delivered to the Company interim unaudited financial statements for the period ended September 30, 2025.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 2.01 above regarding the issuance of 16,597,353 shares of Common Stock to the Selling Shareholder is incorporated herein by reference.

The shares of Common Stock issued to the Selling Shareholder were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering. The Selling Shareholder represented that it was acquiring the shares for investment purposes and not with a view to distribution.

Item 5.01	Changes in Control of Registrant.

On March 3, 2026, as a result of the issuance of 16,597,353 shares of Common Stock to the Selling Shareholder pursuant to the Agreement described in Item 1.01 above, and the sale of 1,000 shares of the Company’s Series B Preferred Stock by Mark W. Porter to the Selling Shareholder, a change in control of the Company occurred. Following the Closing, the Selling Shareholder holds 80% of the issued and outstanding capital stock of the Company on a fully diluted basis and 1,000 shares of Series B Preferred Stock.

The Selling Shareholder’s business address is 3 Columbus Circle, Floor 15, New York, NY 10019.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Departure of Directors and Officers

Effective March 3, 2026, in connection with the transactions described in Item 1.01 above, Mark W. Porter resigned from all officer and director positions held with the Company.

(d) Appointment of Directors and Officers

Dennis M. O’Leary, age 62, was appointed as the Company’s Chief Executive Officer and as a director of the Company effective March 3, 2026. Mr. O’Leary is the sole shareholder of Thoth and served as Chief Executive Officer of Thoth prior to the acquisition by the Company.

Mr. O’Leary is a serial entrepreneur with significant international experience having founded Sulu Electric Power and Light Corp (Philippines), a firm with expertise in utility scale power generation and solar energy. In 2010, Mr. O’Leary co-founded DarkPulse Technologies Inc., a wholly-owned subsidiary of DarkPulse, Inc., which is developing specialized devices that monitor activities along national borders and provide structural health and safety monitoring of oil and gas pipelines. He holds extensive start-up experience including multiple exit strategies.

Mr. O’Leary currently serves as Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of DarkPulse, Inc., a position he has held since April 2018. Mr. O’Leary is an Ambassador for the Province of New Brunswick, Canada, and a Research Member of the NATO Science and Technology Organization. He has served as a member of the Board at Arizona State University’s School of Engineering, Global Resolve as Chair of the Impact Committee.

His previous employment includes the NYPD where he worked as a member of the Manhattan North Tactical Narcotics Team, which prosecuted establishments involved in the illegal distribution of narcotics. He was a member of a joint taskforce working with the DEA and USINS in the execution of warrants related to narcotics trafficking. While at the NYPD, he was assigned to the Department of Justice as a member of the FBI’s investigative team with internal designation C14. He is a licensed private pilot with turbine experience.

Mr. O’Leary was selected to serve as a director of the Company due to his extensive experience as a chief executive officer and entrepreneur in technology and infrastructure industries.

There are no family relationships between Mr. O’Leary and any director or executive officer of the Company. There are no arrangements or understandings between Mr. O’Leary and any other person pursuant to which Mr. O’Leary was appointed as an officer or director of the Company, other than as described in Item 1.01 above. There are no transactions between Mr. O’Leary and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Securities Exchange Agreement, dated as of March 3, 2026, by and among High Wire Networks, Inc., Thoth Aerospace Inc., Dennis O’Leary, and Mark W. Porter.*
99.1	Global Settlement and Mutual Release Agreement, dated as of March 3, 2026, by and among High Wire Networks, Inc., Thoth Aerospace Inc., Dennis O’Leary, and Mark W. Porter.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date March 6, 2026	High Wire Networks, Inc.

	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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